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                                 EXHIBIT 10(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Pre-Effective Amendment No. 1 of this Registration Statement on Form N-4 (File No. 33-58131) of our reports on the statements of operations and retained earnings and cash flows for the years ended December 31, 1993 and 1992 of The Travelers Life and Annuity Company (the "Company") both dated September 16, 1994, which include an explanatory paragraph regarding the change in the methods of accounting for postretirement benefits other pensions, income taxes and foreclosed assets in 1992, on our audits of the financial statements of the Company.



COOPERS & LYBRAND L.L.P.

/s/ Coopers & Lybrand, L.L.P.

Hartford, Connecticut
September 8, 1995